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                                                                    EXHIBIT 23.9


Consent of Imowitz Koenig & Co., LLP, Independent Auditors



We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 18, 1997 with respect to the combined financial statements and schedules of National Property Investors and Century Properties Partnerships included in the Registration Statement of Apartment Investment and Management Company's Form S-4.


                                        /s/ Imowitz Koenig & Co., LLP


New York, NY
October 27, 1998